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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:

We consent to the use of our report dated August 15, 2003 related to the balance sheet of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003 and our report dated March 10, 2003 related to the historical summary of gross income and direct operating expenses of Peoria Station for the year ended December 31, 2002, included herein and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-11.

/s/ KPMG LLP

Chicago, Illinois
August 20, 2003